EXHIBIT 99.1

Conifer Holdings Reports Third-Quarter and Year-to-Date 2015 Results

BIRMINGHAM, Mich., Nov. 10, 2015 (GLOBE NEWSWIRE) --Conifer Holdings, Inc.(Nasdaq:CNFR) today announced results for the third quarter and nine months ended September 30, 2015.

Third-Quarter and Year-to-Date 2015 Highlights

  Operating income of $0.19 and $0.32 per diluted share, respectively
  Combined ratios of 96.4% and 97.7%, respectively; 19.8 and 20.8 percentage point improvements compared to the same periods in 2014
  Net income of $0.21 and $0.40 per diluted share, respectively
  Gross written premiums up 28.2% to $24.2 million and up 23.3% to $68.5 million, respectively, compared to the same periods in 2014
  Book value per share of $10.49 with shareholders’ equity of $80.2 million

James Petcoff, Chairman, commented, “Conifer Holdings was formed to focus on insurance markets that traditionally have been underserved and the opportunity remains compelling. The capital we raised in our third-quarter initial public offering allows us to move ahead and fully execute our business plan. We feel our nine month results offer important insight into the trajectory of the business, with gross written premiums up 23.3% and the combined ratio at 97.7%.”

Petcoff further commented, “As we look into 2016, we will continue to expand our platform, support our people to deliver specialty niche classes to the marketplace, and spread a higher level of premiums across our existing infrastructure.  We believe we can profitably grow, which should lead to higher operating income, book value growth and double-digit returns on equity for our shareholders.”

Third-Quarter and Year-to-Date 2015 Results

	At and for the			At and for the
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$24,242	$18,912	28.2%	$68,505	$55,580	23.3%
Net written premiums	28,599	16,217	76.4%	58,207	49,618	17.3%
Net earned premiums	17,883	14,571	22.7%	47,491	41,203	15.3%

Net investment income	505	321	57.3%	1,460	823	77.4%
Net realized investment gains	6	94	**	238	266	-10.5%

Net income (loss)	1,145	(2,252)	**	2,287	(6,971)	**
Net income (loss) attributable to Conifer	1,326	(2,234)	**	2,368	(6,999)	**

Net income (loss) allocable to common shareholders	1,212	(2,250)	**	1,828	(7,042)	**
Net income (loss) per share, basic and diluted	$0.21	$(0.89)		$0.40	$(3.02)

Operating income allocable to commons shareholders*	1,102	(2,312)	**	1,486	(7,218)	**
Operating income (loss) per share, basic and diluted*	$0.19	$(0.92)		$0.32	$(3.09)

Book value per common share outstanding	$10.49	$11.05		$10.49	$11.05

Weighted average shares outstanding, basic and diluted	5,701,794	2,514,229		4,603,451	2,335,315

GAAP underwriting ratios:
Loss ratio (1)	53.3%	68.3%		55.9%	71.5%
Expense ratio (2)	43.1%	47.9%		41.8%	47.0%
Combined ratio (3)	96.4%	116.2%		97.7%	118.5%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Performance Overview

Operating income per diluted share was $0.19 and $0.32, for the quarter and nine months ended September 30, 2015, respectively, compared to operating losses per diluted share of $0.92 and $3.09 for the same periods in 2014.   The Company defines operating income, a non-GAAP measure, as net income (loss) allocable to common shareholders excluding after-tax realized gains and losses.

The increase in profitability during the year was largely attributable to a significant reduction in weather-related losses in both the commercial multi-peril and the low-value dwelling lines written in the Midwest.  These reductions resulted in 15.0 and 15.6 percentage point decreases to our loss ratios for the quarter and nine months ended September 30, 2015, respectively.  In addition, our expense ratio decreased 4.8 and 5.2 percentage points in the quarter and nine months ended September 30, 2015, respectively.  This decline was the result of our ongoing efforts to leverage our fixed costs related to our infrastructure.  Our premium volume continues to grow while our operating costs are remaining relatively stable.

Our results for the three and nine months ended September 30, 2015, also reflect the continued expansion of our commercial lines and repositioning of our personal lines.  Our overall mix of business improved during 2015 with growth in our more profitable lines of business, including the wind-exposed homeowners, commercial multi-peril and other liability lines, and reductions in our personal automobile line, which is in run off, and the homeowners business written in the Midwest.

Commercial Lines Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands)

Gross written premiums	$16,655	$13,265	25.6%	$50,723	$37,713	34.5%
Net written premiums	20,786	11,193	85.7%	43,164	33,006	30.8%
Net earned premiums	13,621	9,658	41.0%	33,779	24,410	38.4%

GAAP underwriting ratios:
Loss ratio	50.3%	48.3%		51.2%	59.7%
Expense ratio	33.9%	37.4%		31.8%	39.5%
Combined ratio	84.2%	85.7%		83.0%	99.2%

Contribution to combined ratio from net (favorable)
adverse prior year development	-1.0%	-2.4%		-0.8%	-5.8%

Accident year combined ratio	85.2%	88.1%		83.8%	105.0%

Commercial lines gross written premiums grew by 25.6% and 34.5% for the three and nine months ended September 30, 2015, respectively, compared to the same periods in 2014.  The majority of the year-to-date growth came from the commercial multi-peril and other liability lines, which grew by 33.7% during the year, largely from expansion in the hospitality and security services product lines.

Personal Lines Operational Review

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands)

Gross written premiums	$7,587	$5,647	34.4%	$17,782	$17,867	-0.5%
Net written premiums	7,813	5,024	55.5%	15,043	16,612	-9.4%
Net earned premiums	4,262	4,913	-13.3%	13,712	16,793	-18.3%

GAAP underwriting ratios:
Loss ratio	63.3%	106.3%		67.7%	88.2%
Expense ratio	53.4%	41.7%		32.3%	35.3%
Combined ratio	116.7%	148.0%		100.0%	123.5%

Contribution to combined ratio from net (favorable)
adverse prior year development	1.6%	-1.1%		2.8%	1.1%

Accident year combined ratio	115.1%	149.1%		97.2%	122.4%

Personal lines gross written premiums grew by 34.4% for the three months ended September 30, 2015, compared to the same period in 2014.  This growth was the result of the strategic underwriting and marketing changes we implemented in late 2014 to our homeowners line.  These changes impacted our personal lines mix of business and resulted in increased premiums in our more profitable wind-exposure business; this line more than tripled in the third quarter of 2015 compared to the same period in 2014.

For the nine months ended September 30, 2015, the personal lines gross written premiums remained relatively stable with a 0.5% decrease from the same period in 2014.  This decrease was the net result of increased premiums from the change in the mix of business, discussed above, and decreased premiums from the termination of our personal automobile line in 2015.  The year-to-date 2015 gross written premiums in our homeowners business increased $5.8 million compared to the same period in 2014 as a result of our strategic underwriting and marketing changes and was driven by our wind-exposure business.  The year-to-date 2015 gross written premiums in our personal auto business decreased $5.9 million compared to the same period in 2014 as the result of the terminated product.

Balance Sheet/Investment Overview

	September 30,	December 31,
	2015	2014
	(Unaudited)
	(dollars in thousands, except share data)
Cash and invested assets	$121,714	$123,726
Reinsurance recoverables on paid and unpaid losses	7,271	5,139
Goodwill and intangible assets	1,432	2,275
Total assets	172,625	163,738

Unpaid losses and loss adjustment expenses	32,595	31,531
Unearned premiums	45,683	43,381
Senior debt	9,750	27,562
Total liabilities	92,461	113,460

Redeemable preferred stock	-	6,119
Total shareholders' equity *	80,164	44,159

Net written premium-to-statutory capital and surplus ratio	1.2	1.0

Debt-to-total capitalization ratio	0.1	0.4

Average tax-equivalent book yield	2.2	1.7
Average fixed maturity duration	3.4	3.1

* In March 2015, the Company reclassified the carrying amount of its preferred stock from temporary equity to permanent equity as the redemption of the preferred stock was changed to be within the Company's control.

Conifer maintains a prudent investment approach with 96% of the portfolio invested in short-term investments and fixed-income securities, with an average credit quality of AA, and 4% invested in equities.

Conifer completed its initial public offering in August 2015, selling 3.3 million shares of common stock at a price of $10.50 per share.  The company received proceeds, net of expenses, of approximately $30.7 million.  A portion of the proceeds was used to pay down $17.0 million of senior debt and buy back all of the outstanding preferred shares for $6.3 million.  Conifer also issued and sold 294,450 shares outside of the IPO to preferred shareholders who chose to reinvest their proceeds from the buy-back into the common stock at the IPO price.  As of September 30, 2015, the Company has $17.5 million of availability on a line of credit available to support future growth and general corporate purposes.

Conference Call and Supplemental Material

Management will hold an investor conference call/webcast to discuss the results for the third quarter and nine months ended September 30, 2015, and other relevant topics on Wednesday, November 11, at 8:30 a.m. EST.  Investors can access the webcast of the call on the Company’s website at ir.CNFRH.com or by dialing 888-243-4451 (domestic) or 412-542-4135 (international).   Prior to the webcast, a slide presentation pertaining to the results will be available on the Company’s website.  A replay will be posted to the website after the call.

About the Company

Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009.  Through its subsidiaries, Conifer offers insurance coverage in both specialty commercial and specialty personal product lines marketing through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market [Nasdaq:CNFR].  Additional information is available on the Company’s website at www.CNFRH.com.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP).  Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of operating income.  Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited.  We define operating income as net income excluding net realized investment gains and losses and other gains, after-tax. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of operating income and operating income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollar in thousands, except share and per share amounts)
Net income (loss) allocable to common
shareholders	$1,212	$(2,250)	$1,828	$(7,042)
Net realized gains, net of tax	110	62	342	176
Operating income (loss) allocable to
common shareholders	$1,102	$(2,312)	$1,486	$(7,218)

Weighted average common shares
basic and diluted	5,701,794	2,514,229	4,603,451	2,335,315

Basic and diluted income (loss) per common share:
Net income (loss) per share	$0.21	$(0.89)	$0.40	$(3.02)
Net realized gains, net of tax, per share	0.02	0.03	0.08	0.07
Operating income (loss) per share	$0.19	$(0.92)	$0.32	$(3.09)

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion and growth strategies.  The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include the occurrence of severe weather conditions and other catastrophes, the cyclical nature of the insurance industry, future actions by regulators, our ability to obtain reinsurance coverage at reasonable rates, the effects of competition and the additional factors set forth in “Risk Factors” in the prospectus included in our registration statement on Form S-1 filed with the Securities and Exchange  Commission (the “SEC”) on August 12, 2015, and in subsequent reports filed with or furnished to the SEC.  Except as may be required by any applicable laws, Conifer assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Conifer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2015	2014
Assets	(Unaudited)
Investment securities:
Fixed maturity securities, at fair value (amortized cost of $96,983 and	$97,566	$84,405
$83,768, respectively)
Equity securities, at fair value (cost of $3,324 and $2,965, respectively)	4,030	4,084
Short-term investments, at cost or amortized cost (approximates fair value)	6,537	16,749
Total investments	108,133	105,238

Cash	13,581	18,488
Premiums and agents' balances receivable, net	17,323	14,478
Receivable from affiliate	1,599	-
Reinsurance recoverables on unpaid losses	5,069	3,224
Reinsurance recoverables on paid losses	2,202	1,915
Ceded unearned premiums	8,293	9,510
Deferred policy acquisition costs	11,582	5,679
Intangible assets, net	947	1,171
Goodwill	485	1,104
Other assets	3,411	2,931
Total assets	$172,625	$163,738

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$32,595	$31,531
Unearned premiums	45,683	43,381
Reinsurance premiums payable	998	7,069
Senior debt	9,750	27,562
Accounts payable and accrued expenses	2,762	2,521
Other liabilities	673	1,396
Total liabilities	92,461	113,460

Redeemable preferred stock(0 and 1,000,000 shares authorized;
0 and 60,600 shares issued and outstanding, respectively)	-	6,119

Shareholders' equity:
Common stock, no par value (100,000,000 and 12,240,000 shares authorized;
7,644,492 and 3,995,013 issued and outstanding, respectively)	80,199	46,119
Accumulated deficit	(727)	(3,095)
Accumulated other comprehensive income	692	1,158
Total shareholders' equity attributable to Conifer	80,164	44,182
Noncontrolling interest	-	(23)
Total shareholders' equity	80,164	44,159
Total liabilities and shareholders' equity	$172,625	$163,738

Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue
Premiums
Gross earned premiums	$23,042	$17,248	$66,203	$47,868
Ceded earned premiums	(5,159)	(2,677)	(18,712)	(6,665)
Net earned premiums	17,883	14,571	47,491	41,203
Net investment income	505	321	1,460	823
Net realized investment gains	6	94	238	266
Other gains	104	-	104	-
Other income	523	387	1,492	1,424
Total revenue	19,021	15,373	50,785	43,716

Expenses
Losses and loss adjustment expenses, net	9,813	10,215	27,359	30,477
Policy acquisition costs	4,605	3,738	9,839	10,488
Operating expenses	3,325	3,433	10,636	9,540
Interest expense	181	108	664	360
Total expenses	17,924	17,494	48,498	50,865

Income (loss) before income taxes	1,097	(2,121)	2,287	(7,149)
Income tax (benefit) expense	(48)	131	-	(178)

Net income (loss)	1,145	(2,252)	2,287	(6,971)
Less net (loss) income attributable to noncontrolling interest	(181)	(18)	(81)	28
Net income (loss) attributable to Conifer	$1,326	$(2,234)	$2,368	$(6,999)

Net income (loss) allocable to common shareholders	$1,212	$(2,250)	$1,828	$(7,042)

Earnings (loss) per common share,
basic and diluted	$0.21	$(0.89)	$0.40	$(3.02)

Weighted average common shares outstanding,
basic and diluted	5,701,794	2,514,229	4,603,451	2,335,315

The accompanying notes are an integral part of the Consolidated Financial Statements.

For Further Information:
Heather Wietzel
616-233-0500
investors@coniferholdings.com